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                                                                    Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Benton Oil and Gas Company on Form S-3 (Registration No. 333-17231) of our report dated March 20, 1996, appearing in the Annual Report on Form 10-K of Benton Oil and Gas Company for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



/S/ Deloitte & Touche LLP

Los Angeles, California
December 30, 1996